Exhibit 99.1

DARDEN ANNOUNCES LEADERSHIP CHANGES AND STRATEGIC ACTIONS

Actions Will Sharpen Focus on Operations and Guest Experience While Reducing Costs

Plan Includes Senior Leadership Changes, Streamlining of Support and Operations Functions, and Closure of Corporate Aviation Department

ORLANDO, Fla., November 18, 2014 – Darden Restaurants, Inc. (NYSE: DRI) today announced several leadership changes and strategic actions in order to increase the focus on restaurant operations and improve the guest experience. These changes will better position Darden to win the battle for market share across all of its concepts.

These actions include the following:

•	Streamlining its support functions to further facilitate guest-focused work that benefits the restaurants and reduces G&A spending.

•	Eliminating a layer of operations field management at Olive Garden and LongHorn to provide greater visibility and accountability for restaurant leadership.

•	Closing Darden’s aviation operations.

“Winning market share, improving same-restaurant-sales and achieving best-in-class profitability are our key operational objectives going forward, so we need to fine-tune our approach to the business to make sure we are laser-focused on these initiatives,” said Darden Interim Chief Executive Officer Gene Lee. “The actions announced today are critically important steps in becoming more efficient in how we support the restaurants. This includes limiting the number of distractions that divert our attention from what matters most – continually working to improve the food and service we offer our guests.”

In addition to improving focus and providing better support for the company’s restaurants, today’s announcement will lead to approximately $20 million in annualized cost savings through a reduction in General and Administrative expenses. The company expects savings of approximately $10 million this fiscal year which will mitigate anticipated near-term cost increases in dairy, beef and other commodities.

Senior Leadership Changes
Brad Richmond, Chief Financial Officer for the past eight years, announced his intention to retire after 32 years with the company. His retirement will be effective at the end of March 2015 or sooner if a successor is appointed. Internal and external candidates will be considered as the company identifies his replacement.

Daisy Ng, Chief Human Resources Officer, will transition out of her role after more than nine years with Darden. Danielle Kirgan, currently Senior Vice President, Human Resources, Specialty Restaurant Group and Total Rewards, will assume Ms. Ng’s position effective January 5, 2015. Ms. Ng will assist in the transition and support the work of the Board of Directors including the work of the Compensation Committee.

Bob McAdam, SVP Government and Community Affairs for the past eight years, will depart the company at the end of the calendar year. He will assist the company through the end of the calendar year to transition his responsibilities to other functions within the company.

Mr. Lee said, “We are grateful for the contributions that each of these leaders has made to Darden and we wish them well as they look to their future.”

Support Functions
In addition to the leadership changes, the Company announced it is streamlining its support staff structure in an effort to create a more efficient and nimble organization. This restructuring will have a direct impact on approximately 60 employees and the company will also eliminate 25 open positions.

The new structure is designed to eliminate inefficiencies and ensure the support functions are focused on guest-facing initiatives. The changes occurred at all levels across the marketing, development, aviation, external affairs and field operations management functions.

Mr. Lee said, “While these changes will significantly improve how we operate, it is always difficult to take actions that have an impact on the dedicated individuals who have made significant contributions to our company. Departing employees will receive severance and other benefits appropriate to their position and tenure that are consistent with our values. We thank them for their contributions to Darden.”

Restructuring Olive Garden and LongHorn Field Leadership
The company will eliminate one layer of field operations supervision to provide greater line of sight for restaurant leadership teams. This streamlining is expected to result in improvements in both visibility and accountability as the brand leaders at Olive Garden and LongHorn continue to work on improving the guest experience.

Corporate Aviation
Concurrent with the support restructuring, the Company has made the decision to close down its aviation department. The Company will cease flight operations immediately and expects to sell its aircraft in due course.

Charges Related to These Actions
As a result of today’s news, the Company anticipates incurring one-time charges during this current second fiscal quarter of 2015. The charges primarily consist of severance and other costs associated with the Company’s private aviation operation. Details will be discussed on the Company’s second quarter earnings call on December 16.

Investor Relations
As part of the restructuring, there has been a change in the investor relations contact person. For investor relations inquiries, please contact Rick Cardenas at (407) 245-5892.

About Darden Restaurants
Darden Restaurants, Inc., (NYSE: DRI), owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row. Our restaurant brands – Olive Garden®, LongHorn Steakhouse®, Bahama Breeze®, Seasons 52®, The Capital Grille®, Eddie V's® and Yard House® – reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our ability to improve performance across our brands and enhance shareholder value and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden's strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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Contacts:
Media: Ron DeFeo (407) 245-5562
Analysts: Rick Cardenas (407) 245-5892